Exhibit 10.2

Execution Version

AMENDED AND RESTATED COLLATERAL ADMINISTRATION AGREEMENT

THIS AMENDED AND RESTATED COLLATERAL ADMINISTRATION AGREEMENT, dated as of February 26, 2021 (as amended, modified or supplemented from time to time, the “Agreement”), by and among Saratoga Investment Corp. CLO 2013-1, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), Saratoga Investment Corp., a Maryland corporation (the “Investment Manager” and its permitted successors and assigns), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as collateral administrator (in such capacity, the “Collateral Administrator” and its permitted successors and assigns). This Agreement amends, restates and supersedes in its entirety that certain Collateral Administration Agreement, dated as of October 17, 2013, by and among the Issuer, Investment Manager and the Collateral Administrator.

WITNESSETH:

WHEREAS, the Issuer, together with Saratoga Investment Corp. CLO 2013-1, Inc., as co-issuer (the “Co-Issuer”), intends to issue the Class A-1-R-3 Notes, Class A-2-R-3 Notes, Class B-FL-R-3 Notes, Class B-FXD-R-3 Notes, Class C-FL-R-3 Notes, Class C-FXD-R-3 Notes and Class D-R-3 Notes (collectively, the “Co-Issued Notes”) and the Issuer intends to issue the Class E-R-3 Notes (together with the Co-Issued Notes, the “Rated Notes”) and the Class F-R-3 Notes (together with the Rated Notes, the “Secured Notes”) and the Issuer has issued the Subordinated Notes (together with the Secured Notes, the “Notes”);

WHEREAS, the Secured Notes will be secured by certain Assets, as more particularly set forth in the Amended and Restated Indenture, dated as of the date hereof (amending and restating the Amended and Restated Indenture, dated as of December 14, 2018, which amended and restated the Amended and Restated Indenture, dated as of November 15, 2016, which amended and restated the Indenture, dated as of October 17, 2013, and as may be further amended, modified or supplemented from time to time, the “Indenture”), by and among the Issuer, the Co-Issuer and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”);

WHEREAS, pursuant to the Indenture, the Issuer has pledged the Assets as security and for the benefit of the Secured Parties;

WHEREAS, the Investment Manager and the Issuer have entered into a certain Amended and Restated Investment Management Agreement, dated as of the date hereof (as may be further amended, modified or supplemented from time to time, the “Investment Management Agreement”), pursuant to which the Investment Manager has agreed to provide certain services relating to the matters contemplated by the Indenture and the other transaction documents (collectively, the “Transaction Documents”);

WHEREAS, the Issuer is required to perform certain duties in connection with the Notes and the Assets pursuant to the Indenture and desires to have the Collateral Administrator perform such duties and to provide such additional services consistent with the terms of this Agreement and the Indenture; and

WHEREAS, the Collateral Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions and Capitalized Terms.

Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Indenture.

Section 2. Duties of the Collateral Administrator.

(a)       The Issuer hereby appoints U.S. Bank National Association as, and U.S. Bank National Association hereby accepts the appointment to act as, Collateral Administrator pursuant to the terms of this Agreement, until the earlier of (i) its resignation or removal as Collateral Administrator pursuant to Section 9 hereof and (ii) the termination of this Agreement pursuant to Section 8 hereof. In such capacity, the Collateral Administrator shall assist the Issuer and the Investment Manager in connection with monitoring the Assets on an ongoing basis as provided herein and provide to the Issuer and the Investment Manager and certain other parties as specified in the Indenture, certain reports, schedules and calculations, all as more particularly described in Section 2(b) hereof (in each case in such form and content, and in such greater detail, as may be mutually agreed upon by the parties hereto from time to time and as may be required by the Indenture), based upon information and data received from the Issuer, the Investment Manager, or the Trustee, which reports, schedules and calculations the Issuer or the Collateral Administrator is required to prepare and deliver (or which are necessary in order that certain reports, schedules and calculations can be prepared, delivered or performed as required) under the Indenture. The Collateral Administrator’s duties and authority hereunder are limited to the duties and authority specifically set forth in this Agreement. By entering into, or performing its duties under this Agreement, the Collateral Administrator shall not be deemed to assume any obligations or liabilities of the Issuer under the Indenture or any other transaction documents related thereto, or of the Investment Manager under the Investment Management Agreement, and nothing herein contained shall be deemed to release, terminate, discharge, limit, reduce, diminish, modify, amend or otherwise alter in any respect the duties, obligations or liabilities of the Issuer under or pursuant to the Indenture or any other transaction documents related thereto or of the Investment Manager under or pursuant to the Investment Management Agreement.

(b)       The Collateral Administrator shall perform the following functions from time to time:

(i)	create an asset database of certain characteristics (to the extent required for the performance of its obligations hereunder, and otherwise as reasonably agreed to between the Collateral Administrator and the Investment Manager or the Issuer) of the Assets credited from time to time to the Accounts (the “Asset Database”);

(ii)	update, in a timely fashion, the Asset Database to reflect rating changes by the Rating Agencies, purchases, sales, acquisitions, replacements, substitutions or other dispositions of Assets, in each case such information regarding purchases, sales, acquisitions, replacements, substitutions or other dispositions being based upon information furnished to the Collateral Administrator by the Issuer or the Investment Manager or as may be reasonably required by the Collateral Administrator from time to time;

(iii)	provide the Issuer and the Investment Manager with access to the information in the Asset Database in electronic format, the format and scope of such information to be reasonably agreed to by the Issuer or the Investment Manager and the Collateral Administrator;

(iv)	prepare and make available to the parties required under the Indenture each of the Monthly Reports that are required to be provided pursuant to Section 10.7(a) of the Indenture and the Distribution Report that is required to be provided pursuant to Section 10.7(b) of the Indenture, in each case by the time specified in the Indenture and on the basis of the information contained in the Asset Database or as provided to the Collateral Administrator by the Issuer, the Trustee or the Investment Manager;

(v)	notify the Investment Manager upon receiving any documents, legal opinions or any other information including, without limitation, any notices, reports, requests for waiver, consent requests or any other requests relating to corporate actions affecting the Assets;

(vi)	assist the Issuer in providing the Independent certified public accountants with information in the possession of the Collateral Administrator needed for the preparation of the reports by such accountants required under Section 10.9 of the Indenture, by providing them with access to the information contained in the Asset Database;

(vii)	assist the Issuer and/or the Investment Manager in providing the Rating Agencies with such additional information in the possession of the Collateral Administrator as may be reasonably requested by the Rating Agencies under Section 10.10 of the Indenture;

(viii)	provide the Investment Manager with such other information as may be reasonably requested by the Investment Manager and in the possession of the Collateral Administrator; and

(ix)	perform the duties of Information Agent pursuant to Section 2A hereof.

(c)       The Issuer and the Investment Manager shall cooperate with the Collateral Administrator in connection with the matters described herein, including calculations relating to the Monthly Reports and the Distribution Reports or as otherwise reasonably requested hereunder. Without limiting the generality of the foregoing, the Investment Manager shall supply in a timely fashion any determinations, designations, classifications or selections relating to a Collateral Obligation, including in connection with the acquisition or disposition thereof, and any information maintained by it, including Weighted Average Lives for purposes of calculating the Weighted Average Life Test, that (in each of the foregoing cases) the Collateral Administrator may from time to time reasonably request with respect to the Assets and reasonably needed to complete the reports required to be prepared by the Collateral Administrator hereunder or reasonably required to permit the Collateral Administrator to perform its obligations hereunder.

(d)       Subject to Section 4(a) hereof, the Collateral Administrator shall deliver a draft of each such Monthly Report and Distribution Report to the Investment Manager on the Business Day immediately preceding the day on which such Monthly Report or Distribution Report or is to be provided by the Issuer (or, if delivery on such Business Day is not reasonably practicable, such later time as reasonably practicable). The Investment Manager shall review and verify the contents of the aforesaid reports, and shall thereafter approve the posting or other distribution of such reports on behalf of the Issuer. To the extent any of the information in such reports or statements conflicts with information, data or calculations in the records of the Investment Manager, the Investment Manager shall notify the Collateral Administrator of such discrepancy and use reasonable efforts to assist the Collateral Administrator in reconciling such discrepancy. Upon reasonable request by the Collateral Administrator, the Investment Manager further agrees to provide to the Collateral Administrator from time to time during the term of this Agreement, on a timely basis, any information in its possession relating to the Assets and any proposed purchases, sales or other dispositions thereof as to enable the Collateral Administrator to perform its duties hereunder.

(e)       If, in performing its duties under this Agreement, the Collateral Administrator (including, for the avoidance of doubt, in its capacity as Calculation Agent) is required to decide between alternative courses of action (including the methodology to be applied in connection with a Benchmark Replacement Rate), the Collateral Administrator may request written instructions (or verbal instructions, followed by written confirmation) from the Issuer or the Investment Manager or Designated Transaction Representative, as applicable, acting on behalf of the Issuer as to the course of action desired by it. If the Collateral Administrator does not receive such instructions within two Business Days after it has requested them, the Collateral Administrator may, but shall be under no duty to, take or refrain from taking any such courses of action; provided that the Collateral Administrator as promptly as possible notifies the Investment Manager and the Issuer and, if applicable, the Designated Transaction Representative, which course of action, if any (or refrainment from taking any course of action), it has decided to take or refrain from taking. The Collateral Administrator shall act in accordance with instructions received after such two Business Day period except (so long as it has provided the notice set forth in the prior sentence) to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.

(f)       The Collateral Administrator understands that the Issuer will, pursuant to the Indenture, pledge to the Trustee, for the benefit and on behalf of the Secured Parties, all of its right, title and interest in, to and under this Agreement. The Collateral Administrator consents to such assignment and agrees that such pledge shall not release or limit its liabilities, obligations and duties hereunder and it shall perform any provisions of the Indenture applicable to it. The Collateral Administrator agrees that the Trustee shall be entitled to all of the Issuer’s rights and benefits hereunder but shall not by reason of such pledge have any obligation to perform the Issuer’s obligations hereunder, although it shall have the right to do so.

(g)       In accordance with Section 7.16 of the Indenture, the Issuer hereby appoints the Collateral Administrator to act, and the Collateral Administrator hereby accepts and agrees to act in accordance with such appointment, as Calculation Agent in accordance with the terms of the Indenture.  The Calculation Agent shall be afforded the same rights, protections, immunities and indemnities that are afforded to the Trustee under the Indenture; provided, however, that the foregoing shall not be construed to impose upon the Calculation Agent any of the duties or standards of care (including without limitation any duties of a prudent person) of the Trustee.

(h)       To the extent that the Collateral Administrator provides any notice, report or other information to a Rating Agency pursuant to this Agreement for purposes of a Rating Agency’s credit rating surveillance of the Rated Notes, the Collateral Administrator shall provide a copy of such notice, report or other information to the Information Agent in accordance with Section 2A for posting to the Issuer’s Website.

Section 2A. Information Agent.

(a)       In accordance with Section 14.4 of the Indenture, the Issuer hereby appoints the Collateral Administrator to act as the Information Agent and the Collateral Administrator hereby accepts such appointment. The parties hereto agree that any information required to be provided to the Information Agent under the Indenture or hereunder (“Rule 17g-5 Information”) shall be sent to the Information Agent’s e-mail address at Saratoga.2013@usbank.com (the “Information Agent Email Address”) specifically referencing “Saratoga Investment Corp. 2013-1 – Rule 17g-5 Information” in the subject line (or such other e-mail address or subject line specified by the Information Agent in writing to the Issuer and the Investment Manager) and containing in the body of such e-mail an identification of the type of Rule 17g-5 Information being provided. All e-mails sent to the Information Agent pursuant to this Agreement or the Indenture shall only contain the Rule 17g-5 Information and no other information, documents, requests or communications. Each e-mail sent to the Information Agent pursuant to this Agreement or the Indenture failing to be sent to the Information Agent Email Address or failing to conform to the foregoing requirements of this paragraph shall be deemed incomplete and the Information Agent shall have no obligations with respect thereto.

(b)       The Information Agent shall (i) forward, or cause to be forwarded, via e-mail any Rule 17g-5 Information to the Issuer’s Website’s e-mail address at SICorpCLO2013Ltd@structuredfn.com (the “17g-5 Email Address”) (or such other e-mail address specified by the Issuer in writing to the Information Agent), but only to the extent such Rule 17g-5 Information is received by the Information Agent at the Information Agent Email Address in accordance herewith and (ii) approve such Rule 17g-5 Information for posting on the Issuer’s Website upon receipt of an e-mail from the Issuer’s Website (the “Confirmation Email”) at the Information Agent Email Address requesting that such information be approved for posting; provided, that the Information Agent may determine in its sole discretion to cause the posting of such Rule 17g-5 Information on the Issuer’s Website in such other manner established or approved by the Information Agent and permitted by the Issuer’s Website. The Information Agent will not be responsible or liable for any failure of the Issuer’s Website to receive forwarded emails, provide Confirmation Emails or for the actual posting of such Rule 17g-5 Information after the Information Agent has approved the same for posting.

(c)       In the event that the Information Agent encounters a problem when forwarding the Rule 17g-5 Information to the 17g-5 Email Address or approving the Rule 17g-5 Information upon receipt of a Confirmation Email, the Information Agent’s sole responsibility shall be to attempt to forward and/or approve such Rule 17g-5 Information an additional time. In the event the Information Agent still encounters a problem, it shall provide notice of such failure to the Issuer, the Investment Manager and such other Person, if applicable, that provided the Rule 17g-5 Information to the Information Agent, at which time the Information Agent shall have no further obligations with respect to such Rule 17g-5 Information; provided, however, that the Information Agent may, but shall have no obligation to, attempt to forward any Rule 17g-5 Information to the 17g-5 Email Address more than twice; provided, further, that the foregoing shall in no way limit the right of the Issuer or the Investment Manager to direct the Information Agent to resubmit such Rule 17g-5 Information or additional Rule 17g-5 Information at a later time pursuant to Section 2A(b) above. Notwithstanding anything herein or in any other document to the contrary, in no event shall the Information Agent be responsible for forwarding any information other than the Rule 17g-5 Information in accordance herewith.

(d)       The Information Agent shall forward all Rule 17g-5 Information it receives in accordance herewith to the Issuer’s Website on the same Business Day of receipt; provided, that such Rule 17g-5 Information is received by 12:00 p.m. (eastern time) or, if received after 12:00 p.m. (eastern time), on the next Business Day. The Information Agent shall approve for posting the Rule 17g-5 Information on the same Business Day of receipt of any Confirmation Email; provided, that such Confirmation Email is received by 12:00 p.m. (eastern time) or, if received after 12:00 p.m. (eastern time), on the next Business Day. The Information Agent’s “approval” of Rule 17g-5 Information for posting is ministerial in nature only, and the Information Agent shall have no obligation or duty to verify, confirm or otherwise determine whether the Rule 17g-5 Information being delivered is accurate, complete, conforms to the terms of the Indenture or related transaction, conforms to the requirements of Rule 17g-5 of the Exchange Act or otherwise is or is not anything other than what it purports to be. In the event that any Rule 17g-5 Information is delivered or posted in error, each of the Trustee and the Information Agent may remove such information from the Issuer’s Website. The Trustee, the Collateral Administrator and the Information Agent have not obtained and shall not be deemed to have obtained actual knowledge of any Rule 17g-5 Information merely by posting such information to the Trustee’s website or the Issuer’s Website to the extent such information was not produced by the Trustee, the Collateral Administrator or the Information Agent, as applicable. Neither the Information Agent nor the Collateral Administrator shall have any obligation to engage in or respond to any oral communications with respect to the transactions contemplated hereby, any transaction documents relating hereto or in any way relating to the Notes or for the purposes of determining the initial credit rating of the Notes or undertaking credit rating surveillance of the Notes with any Rating Agency or any of its respective officers, directors or employees. Neither the Information Agent nor the Collateral Administrator will be responsible for maintaining the Issuer’s Website or assuring that the Issuer’s Website complies with the requirements of this Agreement, Rule 17g-5 or any other law or regulation. In no event will either of the Information Agent or the Collateral Administrator be deemed to make any representation in respect of the content of the Issuer’s Website or compliance of the Issuer’s Website with this Agreement, Rule 17g-5 or any other law or regulation. Neither the Information Agent nor the Collateral Administrator will be responsible or liable for the dissemination of any identification numbers or passwords for the Issuer’s Website, including by the Co-Issuers, the Rating Agencies, the NRSROs, any of their agents or any other party. Neither the Information Agent nor the Collateral Administrator will be liable for the use of any information posted on the Issuer’s Website, whether by the Co-Issuers, the Rating Agencies, the NRSROs or any other third party that may gain access to the Rule 17g-5 Information posted thereon.

(e)       For the avoidance of doubt, all the benefits, rights, protections, immunities and indemnities of the Collateral Administrator under this Agreement and the Indenture are enjoyed by the Collateral Administrator in its capacity as Information Agent.

(f)       The Issuer shall cause access to the Issuer’s Website to be provided to the NRSROs upon receipt of a certification from such NRSRO (which certification may be submitted electronically via the Issuer’s Website) and also to the Information Agent. The Issuer shall cause the Issuer’s Website to provide a mechanism to notify the Information Agent and each other Person that has signed up for access to the Issuer’s Website in respect of the Indenture each time an additional document is posted to the Issuer’s Website.

Section 3. Compensation.

The Collateral Administrator will perform the duties and provide the services called for under Section 2 and Section 2A hereof in exchange for compensation as set forth in a separate fee letter in connection herewith. The Collateral Administrator shall be entitled to receive, on each Payment Date, reimbursement for all reasonable out-of-pocket expenses incurred by it in the course of performing its obligations hereunder in the order specified in the Priority of Payments as set forth in Section 11.1 of the Indenture (or in such other manner in which Administrative Expenses are permitted to be paid under the Indenture). Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Collateral Administrator’s agents, counsel, accountants and experts. Subject to Section 24 hereof, the payment obligations to the Collateral Administrator pursuant to this Section 3 shall survive the termination of this Agreement. For the avoidance of doubt, all amounts payable under this section shall be payable only in accordance with the order specified in the Priority of Payments as set forth in Section 11.1 of the Indenture.

Section 4. Limitation of Responsibility of the Collateral Administrator; Indemnifications.

(a)       The Collateral Administrator will have no responsibility under this Agreement other than to render the services expressly called for hereunder in good faith and without willful misconduct, gross negligence or reckless disregard of its duties hereunder. The Collateral Administrator shall incur no liability to anyone in acting upon any signature, instrument, statement, notice, resolution, request, direction, consent, order, certificate, report, opinion, bond or other document, electronic communication or paper reasonably believed by it to be genuine and reasonably believed by it to be signed, sent or presented by the proper party or parties. Subject to the provisions of Section 14 hereof, the Collateral Administrator may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or by or through agents or attorneys, and the Collateral Administrator shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed hereunder with due care by it. Neither the Collateral Administrator nor any of its Affiliates, directors, officers, shareholders, agents or employees will be liable to the Investment Manager, the Issuer, the Trustee, the Noteholders, or any other Person, except to the extent of acts or omissions of the Collateral Administrator which constitute willful misconduct, gross negligence or reckless disregard of the Collateral Administrator’s duties hereunder. The Collateral Administrator shall in no event have any liability for the actions or omissions of the Issuer, the Investment Manager, the Trustee (but only if not the same Person as the Collateral Administrator) or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Issuer, the Investment Manager, the Trustee (but only if not the same Person as the Collateral Administrator) or another Person. The Collateral Administrator shall not be liable for any failure to perform or delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Issuer, the Investment Manager, the Trustee (but only if not the same Person as the Collateral Administrator) or another Person in furnishing necessary, timely and accurate information to the Collateral Administrator. The duties and obligations of the Collateral Administrator and its employees or agents shall be determined solely by the express provisions of this Agreement and the Indenture and they shall not be under any obligation or duty except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants shall be read into this Agreement against them. The Collateral Administrator may consult with and shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be protected and deemed to have acted in good faith if it acts in good faith in accordance with such advice.

(b)       The Collateral Administrator may rely conclusively on any notice, certificate or other document (including, without limitation, telecopier or electronically transmitted instructions, documents or information) furnished to it hereunder and reasonably believed by it in good faith to be genuine. The Collateral Administrator shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action. The Collateral Administrator shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document; provided, however, that if the form thereof is prescribed by this Agreement, the Collateral Administrator shall examine the same to determine whether it conforms on its face to the requirements hereof.

(c)       The Collateral Administrator shall not be deemed to have knowledge or notice of any matter unless an Authorized Officer of the Collateral Administrator has actual knowledge of such matter or received written notice of such matter in accordance with this Agreement or the Indenture. Under no circumstances shall the Collateral Administrator be liable for indirect, punitive, special or consequential damages under or pursuant to this Agreement, its duties or obligations hereunder or arising out of or relating to the subject matter hereof, even if the Collateral Administrator has been advised of the likelihood of such damages and regardless of the form of such action. It is expressly acknowledged by the Issuer and the Investment Manager that the application and performance by the Collateral Administrator of its various duties hereunder (including recalculations to be performed in respect of the matters contemplated hereby) shall, in part, be based upon, and in reliance upon, data and information provided to it by the Investment Manager, the Issuer and/or the related Obligor (or agent, trustee or other similar party on behalf of such Obligor) or other reputable financial reporting sources with respect to each Asset. Notwithstanding anything herein and without limiting the generality of any terms of this Section 4, the Collateral Administrator shall not have any liability to the extent of any expense, loss, damage, demand, charge or claim resulting from or caused by events or circumstances beyond the reasonable control of such party including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities markets, power or other mechanical or technological failures or interruptions, computer viruses, communications disruptions, work stoppages, natural disasters, fire, war, terrorism, riots, rebellions, or other similar acts.

(d)       The Collateral Administrator shall not be bound to follow any amendment, modification, supplement or waiver to the Indenture or other Transaction Document until it has received written notice of such amendment, modification, supplement or waiver and a copy thereof from the Issuer or the Trustee; provided, however, that the Collateral Administrator (including in its capacity as Information Agent or Calculation Agent) shall not be bound by any amendment, modification, supplement or waiver to the Indenture or other Transaction Document (including, without limitation, in connection with the adoption of any Benchmark Replacement Rate Conforming Changes) that adversely affects the obligations, rights, privileges, protections or liabilities of the Collateral Administrator (including, without limitation, the imposition or expansion of discretionary authority) or otherwise adversely affects the Collateral Administrator unless the Collateral Administrator shall have consented thereto in writing. The Issuer agrees that it shall not permit any amendment, modification, supplement or waiver to the Indenture or other Transaction Document that adversely affects the obligations of the Collateral Administrator or adversely affects or otherwise modifies the compensation of the Collateral Administrator to become effective unless the Collateral Administrator has been given prior written notice of such amendment, modification, supplement or waiver and has consented thereto.

(e)       The Issuer shall, and hereby agrees to, indemnify, defend and hold harmless the Collateral Administrator and its Affiliates, directors, officers, shareholders, agents and employees from any and all losses, damages, liabilities, demands, charges, costs, expenses (including the reasonable fees and expenses of counsel and other experts) and claims of any nature in respect of, or arising from any acts or omissions performed or omitted by the Collateral Administrator or its Affiliates, directors, officers, shareholders, agents or employees pursuant to or in connection with the terms of this Agreement, or in the performance or observance of their respective duties or obligations under this Agreement; provided such acts or omissions are in good faith and without willful misconduct or gross negligence on the part of the Collateral Administrator or without reckless disregard of its duties hereunder. For the avoidance of doubt, all indemnities payable under this subsection (e) shall be payable only in accordance with the order specified in the Priority of Payments as set forth in Section 11.1 of the Indenture (or in such other manner in which Administrative Expenses are permitted to be paid under the Indenture).

(f)       The Investment Manager shall, and hereby agrees to, indemnify, defend and hold harmless the Collateral Administrator and its Affiliates, directors, officers, shareholders, agents or employees with respect to all losses, damages, liabilities, demands, charges, expenses and claims of any nature (including the reasonable fees and expenses of counsel) to the extent arising out of any acts or omissions performed or omitted by the Investment Manager, or its Affiliates, directors, officers, agents, subcontractors or employees hereunder in bad faith or which constitute willful misconduct, gross negligence or reckless disregard of its duties hereunder.

(g)       Notwithstanding anything herein and without limiting the generality of any terms of this Section 4, the Collateral Administrator shall have no liability for any failure, inability or unwillingness on the part of the Investment Manager or the Issuer (or the Trustee, if not the same Person as the Collateral Administrator) to provide accurate and complete information on a timely basis to the Collateral Administrator, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Administrator’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(h)       Nothing herein shall obligate the Collateral Administrator to determine: (a) if a Collateral Obligation meets the criteria specified in the definition thereof, (b) if the conditions specified in the definition of “Deliver” have been complied with, (c) the type, classification or characterization of any Collateral Obligation or Asset, including without limitation whether any Asset is a Bond, Bridge Loan, Caa Collateral Obligation, CCC Collateral Obligation, Clearing Corporation Security, Cov-Lite Loan, Credit Improved Obligation, Credit Risk Obligation, Current Pay Obligation, Defaulted Obligation, Deferrable Security, Deferring Security, Delayed Drawdown Collateral Obligation, DIP Collateral Obligation, Discount Obligation, Equity Security, First Lien Last Out Loan, Fixed Rate Obligation, Floating Rate Obligation, Illiquid Asset, Interest Only Security, Liquidity Reserve Excess Collateral Obligation, Long-Dated Obligation, Margin Stock, Middle Market Loan, Moody’s Senior Secured Loan, Partial Deferrable Security, Participation Interest, Restructured Loan, Revolving Collateral Obligation, Second Lien Loan, Senior Secured Loan, Senior Secured Loan, Specified Equity Security, Step-Up/Step-Down Obligation, Structured Finance Obligation, Swapped Non-Discount Obligation, Synthetic Security, Unsecured Loan, Workout Loan or Zero Coupon Security, (d) the Domicile or other classification or characterization of an Obligor, any such determination in each case being based exclusively upon notification it receives from the Investment Manager, (e) the contents or components of any Trading Plan or (f) whether the Workout Condition or the conditions to a Bankruptcy Exchange are satisfied. Further, nothing herein shall impose or imply any duty or obligation on the part of the Collateral Administrator to (i) verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any Collateral Obligation is subject to an Offer, call for redemption or other similar action or whether an issuer or Obligor of the securities or assets included in the Assets is in default or in compliance with the Underlying Instruments governing or securing such Assets or (ii) determine the Market Value of a Collateral Obligation or obtain or determine any bid prices in connection therewith, from time to time, the role of the Collateral Administrator hereunder being solely to perform only those functions as provided herein as more particularly described in Section 2 hereof. For purposes of monitoring rating changes by the Rating Agencies, the Collateral Administrator shall be entitled to use and rely (in good faith) exclusively upon any reputable electronic financial information reporting service (including the Bloomberg wire service), and shall have no liability for any inaccuracies in the information reported by, or other errors or omissions of, any such service. This Section 4 shall survive the termination or assignment of this Agreement and the resignation or removal of the Collateral Administrator.

(i)       The Collateral Administrator shall not have any obligation to confirm compliance with the U.S. Risk Retention Rules or the risk retention rules of any other jurisdiction by the Issuer or any other Person.

(j)       For the avoidance of doubt, all the benefits, rights, protections, immunities and indemnities of the Collateral Administrator under this Agreement and the Indenture are enjoyed by the Collateral Administrator in its capacity as Information Agent and Calculation Agent. The Collateral Administrator, in its capacity as Calculation Agent, shall have no (i) responsibility or liability for (x) monitoring, determining or verifying the unavailability or cessation of LIBOR (or other applicable benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, such unavailability or cessation, (y) the determination, designation or selection of a Benchmark Replacement Rate or other successor or replacement benchmark rate (or Benchmark Replacement Rate Conforming Changes or a Benchmark Replacement Rate Adjustment or other modifier with respect thereto), or whether any conditions for such determination, designation or selection of such a rate or modifier, including the Benchmark Transition Event, have occurred or been satisfied and the Collateral Administrator shall be entitled to rely upon any designation of such a rate or modifier by the Designated Transaction Representative, and (z) determining whether any supplemental indenture or other conforming changes to the Indenture are necessary in connection therewith or (ii) liability for any failure or delay in performing its duties hereunder as a result of the unavailability of a “LIBOR” rate as described in the definition thereof or the absence of an Alternative Benchmark Rate, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Designated Transaction Representative, in providing any amendment, direction, instruction, notice or information required or contemplated by the terms of this Agreement or the Indenture and reasonably required for the performance of the duties of the Collateral Administrator. The Collateral Administrator shall have no obligation to determine and shall be entitled to rely upon direction provided by the Issuer, the Investment Manager or the Designated Transaction Representative facilitating or specifying administrative procedures with respect to the calculation of any non-LIBOR Benchmark Rate.

(k)       This Section 4 shall survive the termination or assignment of this Agreement and the resignation or removal of the Collateral Administrator.

Section 5. Independence of the Collateral Administrator.

For all purposes of this Agreement, the Collateral Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Investment Manager with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer herein, the Collateral Administrator shall have no authority to act for or represent the Issuer in any way and shall not otherwise be deemed an agent of the Issuer or the Investment Manager.

Section 6. No Joint Venture.

Nothing contained in this Agreement (i) shall constitute the Collateral Administrator, the Investment Manager or the Issuer, respectively, as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

Section 7. Other Activities of Collateral Administrator and Investment Manager.

Nothing herein shall prevent any of the Collateral Administrator, the Investment Manager or their respective Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as a collateral administrator or Investment Manager, respectively, for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer.

Section 8. Term of Agreement.

This Agreement shall continue in force until the earlier of (a) the satisfaction and discharge of the Indenture in accordance with its terms, upon which event this Agreement shall automatically terminate and (b) the effective date of the resignation or removal of the Collateral Administrator pursuant to Section 9 hereof, unless a successor Collateral Administrator is appointed (and accepts such appointment) in accordance with Section 9 hereof, in which case this Agreement shall terminate solely in respect of the departing Collateral Administrator.

Section 9. Resignation and Removal of Collateral Administrator.

(a)       Subject to Section 9(d) hereof, the Collateral Administrator may resign its duties hereunder (including resigning in its capacity as Information Agent or Calculation Agent) by providing the Issuer and the Investment Manager with at least 90 days’ prior written notice.

(b)       Subject to Section 9(d) hereof, the Issuer (or the Investment Manager on behalf of the Issuer) may remove the Collateral Administrator without cause by providing each other party hereto with at least 90 days’ prior written notice.

(c)       The Issuer (or the Investment Manager on behalf of the Issuer) may remove the Collateral Administrator immediately upon written notice of termination from the Issuer (or the Investment Manager on behalf of the Issuer) to the Collateral Administrator if any of the following events shall occur:

(i)	the Collateral Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not have given within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer and the Investment Manager and cured such default within the time so assured);

(ii)	the Collateral Administrator is dissolved (other than pursuant to a consolidation, amalgamation or merger) or has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(iii)	a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Collateral Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Collateral Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

(iv)	the Collateral Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Collateral Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

The Collateral Administrator agrees that if any of the events specified in clauses (ii), (iii) or (iv) of this Section 9(c) shall occur, it shall give written notice thereof to the Issuer, the Investment Manager, the Trustee and the Rating Agencies within one Business Day after the happening of such event.

(d)       Except when the Collateral Administrator shall be removed pursuant to subsection (c) of this Section, no resignation or removal of the Collateral Administrator pursuant to this Section shall be effective until a successor Collateral Administrator reasonably acceptable to the Issuer and the Investment Manager (i) shall have been appointed by the Issuer, (ii) shall have agreed in writing to assume all of the Collateral Administrator’s duties and obligations pursuant to this Agreement and (iii) shall have executed and delivered an agreement in form and content reasonably satisfactory to the Issuer and the Investment Manager. If a successor Collateral Administrator does not take office within 90 days after the retiring Collateral Administrator resigns or is removed, the retiring Collateral Administrator, the Issuer, the Investment Manager or a Majority of the Controlling Class, may petition a court of competent jurisdiction for the appointment of a successor Collateral Administrator.

(e)       Subject to Section 9(d) hereof, at any time that the Collateral Administrator is the same institution as the Trustee, the Collateral Administrator hereby agrees that upon the appointment of a successor Trustee, the Collateral Administrator shall immediately resign and such successor Trustee shall automatically become the Collateral Administrator under this Agreement. Any such successor Trustee shall be required to agree to assume the duties of the Collateral Administrator under the terms and conditions of this Agreement in its acceptance of appointment as successor Trustee.

(f)       Any successor to the Investment Manager shall be bound automatically by the terms and provisions of this Agreement upon becoming the successor Investment Manager under the Investment Management Agreement.

Section 10. Action upon Termination, Resignation or Removal of the Collateral Administrator.

Promptly upon the effective date of termination of this Agreement pursuant to Section 8 hereof or the resignation or removal of the Collateral Administrator pursuant to Section 9 hereof, the Collateral Administrator shall be entitled to be paid on the next succeeding Payment Date all expenses accruing to it to the date of such termination, resignation or removal, in accordance with the Priority of Payments set forth in Section 11.1 of the Indenture. The Collateral Administrator shall forthwith deliver to, or as directed by, the Issuer upon such termination pursuant to Section 8 hereof or such resignation or removal of the Collateral Administrator pursuant to Section 9 hereof, all property and documents of or relating to the Assets then in the custody of the Collateral Administrator, and the Collateral Administrator shall cooperate with the Issuer and any successor Collateral Administrator, and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Collateral Administrator.

Section 11. Representations and Warranties.

Each of the parties hereto represents and warrants to each other party as follows:

(a)       It has been duly incorporated or formed and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and the performance of all obligations imposed upon it hereunder. No consent of any other person including, without limitation, its shareholders, partners and/or creditors, and no license, permit, approval or authorization of exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by it in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder except as otherwise obtained before the Closing Date. This Agreement constitutes, and each instrument or document required hereunder, when executed and delivered by it hereunder, will constitute, its legally valid and binding obligations enforceable against it in accordance with their terms subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, winding up, receivership, insolvency or similar event applicable to it and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity.)

(b)       The execution, delivery and performance of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on it or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on it, or the governing instruments of, or any securities issued by, it or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which it is a party or by which it or any of its assets may be bound, the violation of which would have a material adverse effect on its business operations, assets or financial condition and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

Section 12. Notices.

Any notice, report or other communication given hereunder shall be in writing or delivered electronically and addressed as follows:

(a)       if to the Issuer, to:

Saratoga Investment Corp. CLO 2013-1, Ltd.

c/o MaplesFS Limited

P.O. Box 1093

Boundary Hall, Cricket Square

Grand Cayman, KY1-1102

Cayman Islands

Attention: Directors – Saratoga Investment Corp. CLO 2013-1, Ltd.

Fax: +1 (345) 945-7100

Email: cayman@maples.com

(b)	if to the Collateral Administrator (other than as Information Agent), to:

U.S. Bank National Association

214 North Tryon Street, 26th Floor

Charlotte, North Carolina 28202

Attention: Global Corporate Trust – Saratoga Investment Corp. CLO 2013-1, Ltd.

Email: biko.burt@usbank.com

(c)       if to the Investment Manager, to:

Saratoga Investment Corp.

535 Madison Avenue, 4th Floor

New York, New York 10022

Fax: (212) 750-3343

Attention: Henri Steenkamp

via email to Saratoga@saratogapartners.com

(d)       if to the Rating Agencies, to:

Moody’s Investors Service, Inc.

CDOmonitoring@moodys.com

or to such other address as any party shall have provided to the other parties in writing, and all notices required or permitted to be given hereunder shall be in writing and shall be deemed given if such notice is mailed by first class mail, postage prepaid, hand delivered, sent by overnight courier service guaranteeing next day delivery, by e-mail or by telecopy (confirmed receipt) in legible form to the address of such party as provided above; provided that all information to be provided to the Information Agent shall be provided pursuant to Section 2A.

The Collateral Administrator shall be entitled to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured email, facsimile transmission or other similar unsecured electronic methods, provided, however, that any Person providing such instructions or directions shall provide to the Collateral Administrator an incumbency certificate listing Authorized Officers designated to provide such instructions or directions, which incumbency certificate shall remain in full force and effect until amended to add or delete a person from such listing.  If such person elects to give the Collateral Administrator email or facsimile instructions (or instructions by a similar electronic method) and the Collateral Administrator in its discretion elects to act upon such instructions, the Collateral Administrator’s reasonable understanding of such instructions shall be deemed controlling.  The Collateral Administrator shall not be liable for any losses, costs or expenses arising directly or indirectly from the Collateral Administrator’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction.  Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Collateral Administrator, including without limitation the risk of the Collateral Administrator acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 13. Amendments.

This Agreement may not be amended, changed, modified or terminated (except as otherwise expressly provided herein) except by the Issuer, the Investment Manager and the Collateral Administrator in writing. The Collateral Administrator shall forward to the Rating Agencies a copy of all executed amendments and modifications of this Agreement.

Section 14. Successor and Assigns.

This Agreement shall inure to the benefit of, and be binding upon, the successors and the assigns of each of the Issuer, the Investment Manager and the Collateral Administrator. This Agreement may not be assigned by the Collateral Administrator unless such assignment is previously consented to in writing by the Issuer and the Investment Manager; provided that the Collateral Administrator may delegate to, employ as agent, or otherwise cause any duty or obligation hereunder to be performed by, any direct or indirect wholly owned subsidiary of U.S. Bank National Association or its successors without the prior written consent of the Investment Manager and the Issuer. An assignment with such consent, if accepted by the assignee, shall bind the assignee hereunder to the performance of any duties or obligations of the Collateral Administrator hereunder. Any organization or entity into which the Collateral Administrator may be merged or converted or with which it may be consolidated, any organization or entity resulting from any merger, conversion or consolidation to which the Collateral Administrator shall be a party and any organization or entity succeeding to all or substantially all of the corporate trust business of the Collateral Administrator shall be the successor Collateral Administrator hereunder without the execution or filing of any paper or any further act of any of the parties hereto. The Issuer (or the Investment Manager on its behalf) will provide notice to Moody’s of any assignment of this Agreement.

Section 15. Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND ANY MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THIS AGREEMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE), SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

Section 16. Submission to Jurisdiction.

Each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this Agreement, and each such party hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. Each such party hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each such party irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process, in the case of the Issuer, to it at the office of the Issuer’s agent set forth in Section 7.2 of the Indenture or, in the case of the Collateral Administrator or Investment Manager, to it at its address set forth herein. Each such party agrees that a final and non-appealable judgment by a court of competent jurisdiction in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 17. Waiver of Jury Trial Right.

EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of any suit, action or proceedings relating to this Agreement or any matter between the parties arising under or in connection with this Agreement, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.

Section 18. Headings.

The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

Section 19. Counterparts.

This Agreement may be executed in counterparts, all of which when so executed shall together constitute but one and the same agreement. Facsimile signatures and signature pages provided in the form of a “pdf” or similar imaged document transmitted by electronic transmission (including .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Issuer and reasonably available at no undue burden or expense to the Collateral Administrator) shall be deemed original signatures for all purposes hereunder. Any electronically signed document delivered via email from a person purporting to be an Authorized Officer shall be considered signed or executed by such Authorized Officer on behalf of the applicable Person. The Collateral Administrator shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

Section 20. Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 21. Not Applicable to U.S. Bank National Association in Other Capacities.

Nothing in this Agreement shall affect any right, benefit or obligation U.S. Bank National Association may have in any other capacity.

Section 22. Limitation of Liability.

Notwithstanding anything contained herein to the contrary, this Agreement has been executed by the Collateral Administrator not in its individual capacity but solely in the capacity as Collateral Administrator. In no event shall the Collateral Administrator in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder.

Section 23. No Third-Party Beneficiaries.

This Agreement does not confer any rights or remedies upon any Person other than the parties to this Agreement, the Trustee and their respective successors and permitted assigns.

Section 24. Bankruptcy Matters.

Notwithstanding any other provision of this Agreement, the liability of the Issuer to the Collateral Administrator and any other Person hereunder is payable subject to and in accordance with the Priority of Payments and is at all times limited in recourse to the Assets available at such time and amounts derived therefrom and following application of the Assets in accordance with the provisions of the Indenture, all obligations of and all remaining claims against the Issuer will be extinguished and shall not revive. No recourse shall be had against any Officer, member, director, employee, security holder or incorporator of the Issuer or its successors and assigns for the payment of any amounts payable under this Agreement. The provisions of Section 5.4(d) of the Indenture shall apply mutatis mutandis as if set forth herein in full such that neither the Collateral Administrator nor any other Person will, prior to the date which is one year (or, if longer, the applicable preference period then in effect) and one day after the payment in full of all securities issued by the Issuer, institute against, or join any other Person in instituting against, the Issuer, the Co-Issuer or any Issuer Subsidiary any bankruptcy, winding up, reorganization, arrangement, insolvency, moratorium or liquidation Proceedings, or other Proceedings under bankruptcy law or any similar laws in any jurisdiction; provided, however, that nothing herein shall be deemed to prohibit the Collateral Administrator (i) from taking any action before the expiration of that period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer, the Co-Issuer or any Issuer Subsidiary or (B) any involuntary insolvency Proceeding filed or commenced by a person other than a Secured Party, or (ii) from commencing against any of the Issuer, the Co-Issuer or any Issuer Subsidiary or any of their respective properties any legal action that is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, or liquidation Proceeding. The provisions of this Section 24 shall survive termination of this Agreement.

Section 25. Conflict with the Indenture.

If this Agreement shall require that any action be taken with respect to any matter and the Indenture shall require that a different action be taken with respect to such matter, and such actions shall be mutually exclusive, or if this Agreement should otherwise conflict with the Indenture, the Collateral Administrator shall notify the Issuer and the Investment Manager and shall act in accordance with the Issuer’s or the Investment Manager’s written instructions (unless U.S. Bank National Association, in its capacity as Collateral Administrator or Trustee, shall conclude in good faith that such action would be in conflict with or in violation of its duties as Collateral Administrator or Trustee under this Collateral Administration Agreement or the Indenture, as applicable, in which case it shall be entitled to refrain from taking such action and to resign as Collateral Administrator hereunder).

Section 26. Waiver.

No failure on the part of any party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

IN WITNESS WHEREOF, the parties have caused this Collateral Administration Agreement to be duly executed and delivered as of the date and year first above written.

Saratoga Investment Corp. CLO 2013-1, Ltd.,
as Issuer

By:	/s/ Stacy Bodden
Name:	Stacy Bodden
Title:	Director

U.S. Bank National Association, as Collateral Administrator

By:	/s/ Scott D. DeRoss
Name:	Scott D. DeRoss
Title:	Senior Vice President

SARATOGA INVESTMENT CORP., as Investment Manager

By: Saratoga Investment Advisors, LLC, its Investment Advisor

By:	/s/ Henri Steenkamp
Name:	Henri Steenkamp
Title:	Chief Financial Officer

[Signature Page to Amended and Restated Collateral Administration Agreement]